Exhibit 99.1

SmartFinancial, Inc. Announces Acquisition of Fountain Leasing, LLC

KNOXVILLE, Tenn., May 3, 2021 – SmartBank, the banking subsidiary of SmartFinancial, Inc. (Nasdaq: SMBK) has announced it has entered into a definitive agreement to acquire Fountain Leasing, LLC (“Fountain”).

Fountain, headquartered in Knoxville, TN and founded in 2006, had net lease investments of approximately $56 million as of March 31, 2021 and maintains offices in Atlanta, Charlotte, Memphis and Nashville. The acquisition of Fountain provides SmartBank with a specialty lending platform that offers construction equipment financing to small and medium sized businesses throughout the Southeast. Fountain’s senior leadership, all of whom will remain with Fountain after the transaction close, have over 100 years of combined experience in the construction equipment lending space. SmartBank plans to change Fountain’s name to ‘Fountain Equipment Finance, LLC’ following the closing of the transaction.

The closing of the transaction is subject to the satisfaction or waiver of certain customary closing conditions and is expected to close within the next week.

SmartBank will utilize its low-cost funding and excess liquidity to support Fountain’s proven growth capabilities. SmartBank expects to expand Fountain’s services across its entire Tennessee, Alabama and Florida Panhandle footprint as well as cross-sell insurance services to Fountain’s new and existing client network through its wholly owned subsidiary, Rains Insurance Agency.

“We have an extremely high level of respect for Fountain’s leadership and the company they built and are excited to partner with Fountain for the next stage of their journey. While Fountain will continue to operate much as it does today, we are excited to introduce the broader array of products and services the SmartBank platform has to offer to Fountain’s clients,” explained Billy Carroll, President and CEO of SmartFinancial. “The opportunity to diversify our business lines and expand these services across our footprint is what attracted us to this opportunity.”

Fountain President Warren Payne commented, “We are very excited to partner with a bank that has the vision of SmartBank.  The ability to leverage their resources will make Fountain an even more dynamic company and we look forward to growing together.”

Advisors

Alston & Bird LLP served as legal advisor to SmartBank. Performance Trust Capital Partners, LLC provided financial advisory services in connection with this transaction. Gentry, Tipton & McLemore P.C. served as legal advisor to Fountain.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the publicly traded bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007 with 35 branches spanning East and Middle Tennessee, Alabama and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have all contributed to the company’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements can be identified by the use of words such as “may,” “depend,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential”, or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, (i) statements relating to the expected impact of the proposed acquisition (the “Proposed Transaction”) of Fountain Leasing, LLC (“Fountain”) by SmartFinancial, Inc. (the “SmartFinancial”) on the SmartFinancial’s consolidated operations, financial condition, and financial results, and (ii) the amount of cost savings and other benefits that are expected to be realized as a result of the Proposed Transaction. Readers are cautioned not to place undue reliance on the forward-looking statements contained in this communication because actual results could differ materially from those indicated in such forward-looking statements due to a variety of factors. These factors, include, but are not limited to, the ability to satisfy the closing conditions required to complete the Proposed Transaction, delay in closing the Proposed Transaction, difficulties and delays in fully realizing cost savings from and other anticipated benefits of the Proposed Transaction, business disruption during and following the Proposed Transaction, changes in interest rates and capital markets, inflation, uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on Fountain and SmartFinancial and the proposed transaction and changes in general economic conditions and other risk factors. Other relevant risk factors may be detailed from time to time in SmartFinancial’s press releases and filings with the Securities and Exchange Commission (the “SEC”). All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by the cautionary statements contained or referred to herein or therein. Any forward-looking statement speaks only as of the date hereof, and neither SmartFinancial nor Fountain undertake any obligation, and each specifically declines any obligation, to revise or update these forward-looking statements, whether as a result of new information, future developments or otherwise. Investor Contacts

Billy Carroll
President and Chief Executive Officer
SmartFinancial, Inc.
Email: billy.carroll@smartbank.com
Phone: 865.868.0613

Ron Gorczynski
Executive Vice President
Chief Financial Officer
SmartFinancial, Inc.
Email: ron.gorczynski@smartbank.com
Phone: 865.437.5724